Exhibit 10.8

DATED 28 November 2012

DEUTSCHE BANK AG, LONDON BRANCH

(as Bank)

and

IBS GROUP HOLDING LIMITED AND CERTAIN OF ITS AFFILIATES

{as Guarantors)

and

LUXOFT INTERNATIONAL COMPANY LIMITED

(as Companv)

and

OTHERS

FULL RECOURSE RECEIVABLES

PURCHASE AGREEMENT

EXECUTION VERSION

5 New Street Square | London EC4A 3TW	TayiorWessing
Tel +44 (0)20 7300 7000
Fax +44 (0)20 7300 7100
DX 41 London
www. taylorwessing_com

SCHEDULE 12	58

THIS AGREEMENT is made on 28 November 2012

BETWEEN

(1)                  DEUTSCHE BANK AG, London Branch a corporation organised and existing under the laws of the Federal Republic of Germany of Winchester House, 1 Great Winchester Street, London EC2N 2DB (the “Bank”);

(2)                  THE GUARANTORS listed in schedule 7 (The Guarantors) as guarantors (the Guarantors”);

(3)                  LUXOFT INTERNATIONAL COMPANY LIMITED,  a corporation organised and existing under the laws of the Republic of Cyprus with registered number HE 301597 whose registered office is at 2nd Floor, 5 Elenion Building, Themistokli Dervi Nicosia 1066, Cyprus (the “Company”); and

(4)                  THE AFFILIATES of the Company listed in schedule 8 (The Affiliates) as obligors (the “Affiliates”).

INTRODUCTION

The Bank has agreed to make available to the Obligors a full recourse receivables purchase facility under which the Bank shall purchase certain receivables owing to the Obligors on and subject to the terms set out in this Agreement.

AGREED TERMS

1.                             Definitions and interpretation

1.1                     Definitions

In this Agreement, the following definitions apply.

“Acceptable Country” means in relation to any Debtor the country specified in relation to such Debtor as the place of its registered office in Schedule 9 and any other jurisdiction or group of jurisdictions approved in writing in advance by the Bank;

“Acceptable Currency’’ means each of US dollars, Euros, Sterling and Polish Zloty and any other freely exchangeable currency approved in writing by the Bank in advance;

“Accession Deed” means a document substantially in the form set out in schedule 10

(Form of Accession Deed);

“Accounting Principles” means IFRS;

“Authorisation Certificate”  means a document in a form agreed between the Bank, the Company and each of the Affiliates;

“Authorised Signatory”  means, in relation to the Company, any person (or, if the authority of more than one person is required, any requisite combination of persons) for the time being specified in the most recent Authorisation Certificate provided to the Bank by the Company certifying that such person or persons are being authorised by each of the Obligors to act on behalf of such Obligor in relation to the Facility and otherwise in connection with this Agreement, any other Finance Document or any

Contract or any Receivable and to execute any Purchase Request, Instrument of Assignment, Notice of Assignment or any other document or certificate executed or to be executed in connection with the Facility;

“Availability Period” means the period from the date of this Agreement until the date that the Facility ceases to be available under Clause 2.2;

“Available Amount” means, at any time, the Facility Amount minus the aggregate of the Original Price of all Purchased Receivables in respect of which the Bank has not received payment converted into U.S. Dollars at the spot rate of exchange of the Bank at such time multiplied by the Relevant Percentage;

“Business Day” means:

(a)                                 for the purposes of any payment, a day (other than a Saturday or Sunday) on which banks are open for general interbank business in London and, if the payment is in:

(i)             US dollars, New York;

(ii)          Euro, a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system (TARGET) is open for the settlement of payments in euro; and

(iii)       any other currency, a day on which the principal financial centre of the territory where that currency is issued is open for settlement of payments in such currency; and

(b)                                 for any other purpose, a day (other than a Saturday or Sunday) on which banks are open for general interbank business in London;

“Company Account” means, in respect of the Company, each of the accounts listed in Part 1 of Schedule 11 {The Accounts) and any other accounts of the Company from time to time with the Bank or any other branch, subsidiary or affiliate of Deutsche Bank AG, in each case, including any sub-account and as amended and replaced from time to time;

“Contract”  means a contract between a Debtor and an Obligor pursuant to which an Obligor is to supply, and a Debtor is obliged to pay for, goods manufactured or supplied or services supplied to it by an Obligor;

“Corporate Full Recourse Event” means any of the events listed in clause 8.3;

“Credit Note• means any document or instrument executed by or on behalf of the Company waiving, deferring, excluding or otherwise discharging:

(a)                                 any debt payable to an Obligor or the Bank by a Debtor; or

(b)                                 any financial obligation owed to an Obligor or the Bank by a Debtor;

“Credit Period” means the period stated in a Contract, or in any Invoice, during which a Debtor is not required to pay for the goods or services supplied under such Contract;

“Cross Default” means in respect of any person:

(a)                                 any Financial Indebtedness of such person is declared to be or otherwise becomes due and payable before its specified maturity; or

(b)                                 any commitment or any Financial Indebtedness of such person is cancelled or suspended by a creditor of such person as a result of an event of default (howsoever described); or

(c)                                  any creditor of such person becomes entitled to declare any Financial Indebtedness of such persons due and payable before its specified maturity as a result of any event of default (howsoever described);

“Debtor” means each entity listed in Schedule 9 (The Debtors) and any other person approved in writing in advance by the Bank, the Company (on its own behalf and on behalf of each Affiliate) and the Guarantors by executing a deed of approval substantially in the form set out in Schedule 12 or any other form acceptable to the Bank, each such Debtor acting only through its office or branch in an Acceptable Country;

“Debtor Full Recourse Event” means any of the events listed in clause 8.2;

“Deutsche Bank Polska Company Account” means any account from time to time of the Company with Deutsche Bank Polska S.A;

“Deutsche Bank Polska Obligor Account” means any account from time to time of an Obligor with Deutsche Bank Polska S.A:

“Discount Date” means, in respect of any Purchased Receivable the date falling 15 days after the Maturity Date of such Purchased Receivable save that the Discount Date shall not fall more than 60 days after the Purchase Date of such Purchased Receivable:

“Dispute” means any dispute, discount, deduction, claim, defence or counterclaim of any kind affecting or potentially affecting any Purchased Receivable (other than a credit memo, discount or adjustment granted with the Bank’s written approval prior to determination of the Purchase Price for such Purchase Receivable) or any other circumstance pursuant to which the amount of such Purchased Receivable (in whole or in part) may be reduced, delayed or otherwise adjusted, any incorrect billings or other adjustments of a Purchased Receivable in respect of any claims affecting a Purchased Receivable, in each case regardless of whether the same is bona fide or not or arises by reason of an act of God, civil strife, war, currency restrictions, foreign political restrictions or regulations or any other circumstance beyond the control of the relevant Obligor or the relevant Debtor,

“Eligible Receivable” means a Receivable complying with the provisions of schedule 5 (Eligible Receivables);

“EURIBOR”  means, in respect of any sum in euro and any period, the applicable Screen Rate as of 11:00 a.m. (Brussels time) two Brussels business days prior to the first day of that period:

“Facility’ means the master receivables discounting facility granted to the Obligors under this Agreement:

“Facility Amount” means US $15,000,000  (US dollars fifteen million) (or its equivalent in other Acceptable Currencies), or such other amount as may subsequently be agreed in writing between the Bank and the Company;

“Finance Documents” means each of this Agreement, each Purchase Request, each Instrument of Assignment, each Accession Deed each notice of assignment and each acknowledgement of assignment given or to be given in connection with this Agreement:

“Financial Indebtedness”  means, in respect of any person, indebtedness of the relevant person for or in respect of:

(a)                   borrowed money;

(b)                   the outstanding principal amount of any bonds, debentures, notes, loan stock, commercial paper, acceptance credits, bills or promissory notes drawn, accepted, endorsed or issued;

(c)                    any indebtedness for the deferred purchase price of assets or services (except trade accounts incurred and payable in the ordinary course of business to trade creditors within ninety (90) days of the date they are incurred and which are not overdue);

(d)                   non-contingent obligations to reimburse any other person for amounts paid by that person under a letter of credit or similar instrument (excluding any letter of credit or similar instrument issued with respect to trade accounts incurred and payable in the ordinary course of business to trade creditors of such person within ninety (90) days of the date they are incurred and which are not overdue):

(e)                    the amount of any obligation in respect of any finance lease;

(f)                     amounts raised under any other transaction having the financial effect of a borrowing and which would be classified as a borrowing under the Accounting Principles:

(g)                    the amount of the obligations under derivative transactions entered into in connection with the protection against or benefit from fluctuation in any rate or price (but only the net amount owing by such person after marking the relevant derivative transactions to market):

(h)                   all indebtedness of the types described in the foregoing terms secured by a lien on any property owned by the relevant person, whether or not such indebtedness has been assumed by that person:

(i)                       all obligations to pay a specified purchase price for goods and services, whether or not delivered or accepted (i.e. take or pay or similar obligations);

(j)                      any repurchase obligation or liability with respect to accounts or notes receivables sold by such person, any liability under any sale and leaseback transactions that do not create a liability under any sale and leaseback transactions that do not create a liability on the balance sheet of the relevant person, any obligation under a “synthetic lease” or any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of the relevant person;

(k)                   the amount of any obligation in respect of any guarantee or indemnity for any of the foregoing items;

(I)                     any premium payable on a redemption or replacement of any of the foregoing obligations; and

(m)               any amount payable under the Finance Documents;

“Full Recourse Event” means any Debtor Full Recourse Event, any Corporate Full Recourse Event and any Receivable Full Recourse Event;

“Insolvency Event” in respect of any person, means that:

(a)                   such person is unable or admits Inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness; or

(b)                   the value of the assets of such person is less than its liabilities (taking into account contingent and prospective liabilities); or

(c)                    a moratorium is declared in respect of any indebtedness of such person; or

(d)                   any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)             the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of such person other than a solvent liquidation or reorganisation of an Obligor;

(ii)          a composition, compromise, assignment or arrangement with any creditor of such person;

(iii)       the appointment of a liquidator (other than in respect of a solvent liquidation of such person, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of such person or any of its assets; or

(iv)      enforcement of any security over any assets of such person; or

(e)                    any analogous procedure or step is taken in any jurisdiction.

“Instrument of Assignment” means an instrument of assignment substantially in the relevant form set out in Schedule 4 which, for the avoidance of doubt shall mean:

(a)                   in the case of Receivables offered by Luxoft Poland SP ZOO, an instrument of assignment substantially in the form set out in Part I of Schedule 4;

(b)                   in the case of Receivables offered by Luxoft USA, Inc, an instrument of assignment substantially in the form set out in Part II of Schedule 4; and

(c)                    in the case of any Receivables deriving from a Contract governed by Singapore law, an instrument of assignment substantially in the form set out in Part Ill of Schedule 4;

“Invoice” means an invoice issued for payment for goods supplied pursuant to a Contract;

“Legal Reservations”  means

(a)                   the principle that equitable remedies may be granted or refused at the discretion of the court and the limitation of enforcement by laws relating to insolvency, reorganisation and the other laws generally affecting the rights of creditors;

(b)                   the time barring of claims under the Limitation Act 1980 and the Foreign Limitation Periods Act 1984, the possibility that an undertaking to assume liabilities for or indemnify a person against non-payment of United Kingdom stamp duty may be void and defences of set-off or counterclaim; and

(c)                    similar principles, rights and defences under the laws of any other jurisdiction in which each Obligor and Guarantor is either incorporated, or any of its assets are situated, or it conducts its business;

“LIBOR” means, in respect of any sum in Sterling or US dollars and any period, the rate per annum at which the Bank was offering deposits in that currency in an amount comparable with that sum for that period to leading banks in the London interbank market at or about 11.00am (London time) two English business days prior to the first day of that period;

“Margin” means 4 per cent per annum;

“Maturity Date” means, in relation to a Receivable, the date upon which a Debtor is due to make payment in respect of such Receivable:

“Obligor Account” means, in respect of each Obligor, each of the accounts listed in Part 2 of Schedule 11 (The Accounts) and any other account of such Obligor from time to time with the Bank or any other branch of Deutsche Bank AG, in each case, including any sub-account and as amended and replaced from time to time;

“Obligors” means the Company and the Affiliates and any other party acceding to this Agreement in accordance with clause 20 (Changes to Obligors);

“Offered Receivable” means any Receivable offered for sale in a Purchase Request until such time as that Receivable is purchased or rejected for purchase by the Bank;

“Original Price” means, in relation to a Receivable, the amount owing from a Debtor in respect of such Receivable being the amount payable under the relevant Invoice (including VAT or similar taxes);

“PLN WIBOR”  means, in respect of any sum in Polish Zloty and any period, the applicable Screen Rate as of 11:00 a.m. (Warsaw time) two Warsaw business days prior to the first day of that period;

“Purchase Date” means, in relation to a Receivable, the date upon which such Receivable is purchased or is to be purchased (as the case may be) by the Bank from an Obligor;

“Purchase Price” means, in relation to a Receivable, the Original Price of such Receivable discounted by the Bank, as calculated in accordance with the formula set out in part 1 of schedule 1 (Purchase on Repurchase Price Formulae):

“Purchase Request” means an irrevocable request substantially in the form set out in schedule 2 (Form of Purchase Request) duly completed and signed by an Authorised Signatory of the Company;

“Purchased Receivable” means a Receivable acquired, or to be acquired from time to time, by the Bank pursuant to a Purchase Request in respect of which amounts remain outstanding;

“Relevant Percentage” mean 85 per cent. of the applicable Original Price;

‘Receivable”  means the indebtedness of a Debtor to an Obligor arising under a Contract which is evidenced by an Invoice in respect of which a Purchase Request has been made, which indebtedness shall include, for the avoidance of doubt, the right to receive payment of any related interest or finance charges or other liabilities of a Debtor under such Contract;

“Receivable Full Recourse Event” means any of the events listed in clause 8.1;

Reference Rate.. means:

(a)                   if a Receivable is denominated in US dollars or Sterling, LIBOR;

(b)                   if a Receivable is denominated in Euros, EURIBOR; or

(c)                    if a Receivable is denominated in Polish Zloty, PLN WIBOR;

“Repurchase Date means the date the Repurchase Price is actually paid to the Bank or, as the case may be, is expected to be paid to the Bank;

“Repurchase Notice means a notice substantially in the form set out in schedule 4

(Repurchase Notice) duly completed and signed on behalf of the Bank;

“Repurchase Price” means the price at which the Company may be required to repurchase a Purchased Receivable on behalf of itself or on behalf of a Affiliate as calculated in accordance with the formula set out in part II of schedule 1 (Purchase and Repurchase Formula);

“Security” means a mortgage, charge, pledge, lien, assignment or other security interest securing any obligation of any person or any other agreement or arrangement in any jurisdiction having a similar effect;

“Security Interest” means any mortgage, charge, assignment by way of security, pledge, hypothecation, lien, right of set-off, retention of title provision, trust or flawed asset arrangement (for the purpose of, or which has the effect of, granting security) or any other security interest of any kind whatsoever, or any agreement, whether conditional or otherwise, to create any of the same, or any agreement to sell or otherwise dispose of any asset on terms whereby such asset is or may be leased to or re-acquired by the person selling it (or a person connected to the person selling it);

“Security Period” means the period starting on the date of this Agreement and ending on the date on which the Bank is satisfied that all of the Purchased Receivables and all of the liabilities of the Obligors and Guarantors under each Finance Document are irrevocably discharged in full;

«Screen Rate» means:

(a)                   in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period; and

(b)                   in relation to PLN WIBOR, the percentage rate per annum determined by the Polish Association of Bank Dealers for the relevant period,

displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Bank may specify another page or service displaying the appropriate rate after consultation with the Company;

“Shortfall” means, in relation to any Purchased Receivable, the amount due in respect of that Purchased Receivable that has not been received by the Bank;

“Subsidiary Undertaking” means a subsidiary undertaking of the Company within the meaning of section 1162 of the Companies Act 2006;

“Trading Records” means the accounts, all sales ledgers, purchase and sales day books, sales invoices, supply contracts and other related books and records of the Obligors relating to a Debtor and on an individual Purchased Receivable basis for the purpose of identifying amounts paid or to be paid to the Bank and the balances for the time being outstanding to the Bank, each maintained by the Company; and

“VAT” means value added tax chargeable under the Value Added Tax Act 1994, and any similar or equivalent tax imposed in any jurisdiction other than the United Kingdom.

1.2                            Interpretation

In this Agreement, unless otherwise indicated, any reference to:

(a)                              “assets” includes revenues, property and rights of every kind, present, future, actual and contingent and whether tangible or intangible (including uncalled share capital);

(b)                             any “bank account” is to be construed as a reference to that bank account as it may be renumbered, redesignated or replaced and to any of its sub-accounts from time to time;

(c)                                “clauses” and “schedules” are to be construed as references to the clauses of, and schedules to, this Agreement;

(d)                             the words “including” and “In particular” shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any preceding words;

(e)                                “indebtedness” includes any obligation whether incurred as principal or as surety for the payment or repayment of money, whether present or future, actual or contingent and whether owed jointly or severally or in any other capacity;

(f)                                “liabilities” includes any obligation whether incurred as principal or as surely, whether or not in respect of indebtedness, whether present or future, actual or contingent and whether owed jointly or severally or in any other capacity;

(g)                               the words “other’’ and “otherwise” shall not be construed as being limited by the context in which they appear or the words that precede them;

(h)                              any “person” includes one or more of that person’s assigns, transferees, successors in title, delegates, sub delegates and appointees (in the case of an Obligor), In so far as such assigns, transferees, successors in title, delegates, sub-delegates and appointees are permitted)  and any individual,  firm, company, corporation, joint venture, body corporate, unincorporated body of persons, government, state or agency of a slate or any association, trust or partnership (whether or not having separate legal personality);

(i)                                  a “regulation”  includes any regulation,  rule,  official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

GJ                               any “statute” or “statutory provision” includes any statute or statutory provision which amends, extends, consolidates or replaces it, or which has been amended,  extended, consolidated or replaced by it,  and any orders, regulations, instruments or other subordinate legislation made under it;

(k)                              any “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, varied, novated, restated, supplemented or replaced from time to time;

(I)                                any amount, limit or threshold specified in US dollars, in ascertaining whether or not that amount, limit or threshold has been attained, broken or achieved, as the case may be, a non-dollar amount shall be counted on the basis of the equivalent in dollars of that amount using the Bank’s relevant spot rate of exchange;

(m)                          any English concept, term, action, remedy, method of judicial proceeding, legal document, legal status, court or official shall, in respect of any jurisdiction other than England and Wales, be deemed to refer to that which most nearly approximates in that jurisdiction; and

(n)                              a time of day is a reference to London time.

2.                                  Availability

2.1                            The Facility

The Bank has agreed to make available to the Obligors on an uncommitted basis a full recourse receivables purchase facility pursuant to which the Company, on behalf of itself or on behalf of any Affiliate, may offer for sale to the Bank, Receivables, which the Bank may, subject to the terms and conditions set out in this Agreement being satisfied and to the absolute discretion of the Bank, purchase on the terms set out in this Agreement.

2.2                             Tenor

(a)                              Subject to clause 2.2(b), the Facility shall be available until notice of termination by the Bank to the Company in writing.

(b)                              The Bank has agreed to make available the Facility on an uncommitted basis and may, notwithstanding the terms of clause 2.2(a), cancel all or part of the Facility by written notice to the Company at any time.

(c)                               After the date specified in the termination notice of the Bank, the Company may no longer serve a Purchase Request on the Bank hereunder, but (whether before or after such the date specified in such termination notice) each and every obligation of any Obligor and of any Guarantor shall be and remain in full force and effect.

3.                                  Conditions precedent

3.1                             Initial conditions precedent

The Company may not serve a Purchase Request on the Bank unless the Bank has received all of the documents and other evidence listed in part I of schedule 3 (Conditions Precedent) in form and substance satisfactory to it. The Bank shall notify the Company promptly upon being so satisfied.

3.2                            Further conditions precedent

The Bank will not agree to purchase any Offered Receivables unless, on the date of the Purchase Request and the proposed Purchase Date:

(a)                             the matters represented by the Obligors and the Guarantors in clause 14 (Representations and Warranties) are true in all material respects;

(b)                              no Corporate Full Recourse Event in respect of any Obligor is continuing or would result from the proposed purchase;

(c)                               no Debtor Full Recourse Event in respect of the Debtor of such Offered Receivable has occurred and is continuing; and

(d)                              the proposed purchase would not cause the Facility Amount to be exceeded.

4.                                   Purchase of Receivables

4.1                            Delivery of a Purchase Request

The Company may, on its own behalf or on behalf of any Affiliate, utilise the Facility by delivery to the Bank of a duly completed Purchase Request not later than 8.00 a.m. on the second Business Day before the proposed Purchase Date.

4.2                             Completion of a Purchase Request

Each Purchase Request is irrevocable and will not be regarded as having been duly completed unless:

(a)                             the proposed Purchase Date is a Business Day within the Availability Period;

(b)                             the Offered Receivables are denominated in an Acceptable Currency;

(c)                               the aggregate of the Purchase Prices for the Offered Receivables is equal to or less than the Available Amount (or the equivalent in an Acceptable Currency);

(d)                             the Maturity Date in respect of each Offered Receivable is not more than 60 days after the Purchase Date;

(e)                            each Offered Receivable is an Eligible Receivable;

(f)                                in the event that the Purchase Request is in respect of (i) Receivables offered by Luxoft USA Inc. (ii) Luxoft Poland SP Z.O.O. or (iii) Receivables deriving from a Singapore law governed Contract (or any other Obligor notified by the Bank to the Company in writing) such Purchase Request is accompanied by an Instrument of Assignment in respect of all Offered Receivables the subject of such Purchase Request;

(g)                               such Purchase Request and any Instrument of Assignment has been duly executed and completed on behalf of the Company by an Authorised Signatory; and

(h)                              the Bank has received all, or waived any or all, of the documents and other evidence listed in part II of schedule 3 (Conditions precedent) in respect of the Offered Receivables in form and substance satisfactory to it.

4.3                               Purchase of Receivables

(a)                               The Bank shall, within three Business Days of receipt of the relevant Purchase Notice, notify the Company whether the Bank wishes to purchase the Offered Receivables and if an Instrument of Assignment is required for such Offered Receivables pursuant to clause 4.2(f) the Bank shall deliver a countersigned copy of each Instrument of Assignment to the Company (for itself and as agent for each relevar1t Affiliate).

(b)                              If the conditions set out in this Agreement have been met in relation to an Offered Receivable referred to in a Purchase Request and the Bar1k agrees to purchase that Offered Receivable, thell the Ba11k shall purchase, on such Purchase Date, the relevant Offered Receivable and pay, on such Purchase Date, the Purchase Price of such Offered Receivable.  Such payment by the Bank shall be made to the relevant Company Account and shall irrevocably a11d validly discharge the Ba11k’s obligation to pay the Purchase Price to the Obligor which is the legal and beneficial owner of such Offered Receivable.

5.                                  Authorisation of the Company by Affiliates

5.1                            Each Affiliate hereby confirms that the Authorisation Certificate executed by the Company and delivered to the Bank and dated on or about the date of this Agreement is correct in all respects.  The Company and each Affiliate agree with the Bank that the Company and such Affiliate shall keep the Authorisation Certificate up to date at all times.

5.2                            Each Affiliate shall notify the Bank immediately if for any reason whatsoever (including any Insolvency Event relating to such Affiliate) the Company is no longer authorised to act on behalf of such Affiliate.

5.3                            Each Affiliate confirms that, until such Affiliate has given written notice to the Bank to the contrary:

(a)                              the Bank shall be entitled to rely upon the mast recent Authorisation Certificate provided to the Bank; and

(b)                              that any act or deed done by the Company (including without limitation the execution of any Purchase Request, of any Instrument of Assignment, of any notice of assignment or any other act, communication or deed in connection with the Facility) or any omission by the Company shall be binding upon such Affiliate for all purposes.

5.4                            Each Affiliate appoints the Company to act on its behalf as its agent in relation to the Finance Documents and authorises:

(a)                              the Company on its behalf to supply all information concerning itself or any Receivable contemplated by this Agreement to the Bank and to give all notices and instructions and to enter into such agreement in relation to the Finance Documents as the Company thinks fit in its absolute discretion, notwithstanding that such acts may affect such Affiliate, without further reference to or the consent of such Affiliate; and

(b)                               the Bank to give any notice, demand or other communication to such Affiliate pursuant to the Finance Documents to the Company,

and in each case such Affiliate shall be bound by the actions, deeds and omissions of the Company and agrees to be treated as if such Affiliate had received any such notice, demand or other communication.

6.                                    Mechanism for settlement of outstanding Purchased Receivables

6.1                            Each Obligor shall instruct the Debtor in relation to each of its Offered Receivables to make payment into the relevant Obligor Account in respect of such Offered Receivable (which shall be the Obligor Account of the Obligor which is the owner of such Offered Receivable).

6.2                            Subject to clause 7, each Obligor shall repurchase from the Bank each Purchased Receivable sold by it to the Bank on the Discount Date of such Purchased Receivable and shall, in any event, pay to the Bank on the Discount Date in respect of each such Purchased Receivables, an amount equal to and In the same currency as the Original Price of such Purchased Receivable, whether or not the Debtor of such Purchased Receivable has made payment in respect of such Purchased Receivable in whole or In part.

6.3                           On the Discount Date of any Purchased Receivable, the Bank shall be entitled (but not obliged) to deduct the full amount (or any part thereof) of any amount payable by any Obligor under clause 6.2 from any Obligor Account in any currency or, at the option of the Bank, any Company Account in any currency, whether or not such debit would cause such Obligor Account or Company Account to become overdrawn. The Bank shall be entitled to convert the amount payable by any Obligor under clause 6.2 (or any part thereof) into the currency of any Obligor Account or Company Account at the spot rate of exchange of the Bank at the time for the purposes of effecting such debit.  The Bank expects that it will exercise its discretion by debiting the Company Account.

7.                                    Reassignment of Receivables

7.1                            Reassignment of Purchased Receivable where no Corporate Recourse Event has occurred

Provided that:

(a)                              no Corporate Full Recourse Event has occurred; and

(b)

(i)                                  the full amount of the Original Price of any Purchased Receivable has been deducted from the Company Account or any Obligor Account on the Discount Date of such Purchased Receivable as envisaged in clause 6.3 or the Bank has otherwise irrevocably received the full amount of the Original Price of such Purchased Receivable; or

(ii)                               if a Receivable Recourse Event or a Debtor Full Recourse Event has occurred, the Bank has irrevocably received the amounts payable pursuant to clause 8.5 in connection with such Purchased Receivable, the Bank shall, if and only if the Company has so requested in writing setting out details of the relevant Purchased Receivables, transfer to the relevant Obligor such title and interest as the Bank may then have in such Purchased Receivable, without recourse to and without warranty by the Bank.   In such case, the transfer of the Purchased Receivables to the relevant Obligor by the Bank shall be effected at the cost and expense of the Company. The Bank shall execute such documents provided by the Company to the Bank as shall be required to effect the transfer of the Purchased Receivables or as the Bank and the Company may agree.

7.2                           Reassignment of Purchased Receivables following a Corporate Full Recourse Event

(a)                             If a Corporate Full Recourse Event has occurred, the Bank shall, if and only if the last day of the Security Period has occurred and if and only if the Company has so requested In writing, setting out details of the relevant Purchased Receivables, transfer to the relevant Obligor such title and interest as the Bank may then have in each such Purchased Receivable, without recourse to and without warranty by the Bank.

(b)                              The transfer of the Purchased Receivables to the relevant Obligor by the Bank shall be effected at the cost and expense of the Company.  The Bank shall execute such documents provided by the Company to the Bank as shall be required to effect the transfer of the Purchased Receivables or as the Bank and the Company may agree.

8.                                   Obligor’s liability for Purchased Receivables

8.1                            Receivable Full Recourse Event

In relation to any Purchased Receivable, each of the following is a Receivable Full Recourse Event:

(a)                             any representation or statement made to the Bank by any Obligor hereunder or in any Finance Document or any document delivered pursuant to any Finance Document or otherwise that relates to such Purchased Receivable is or proves to have been incorrect or misleading when made or deemed to be made or repeated;

(b)                             the relevant Obligor or the Company fails to comply with its undertakings under clause 9.1 (e), (f), (g), (i) and (j) or clause 15.1 (a) (b) (c) (f) or (g) in respect of such Purchased Receivable;

(c)                               the relevant Debtor does not (for any reason whatsoever including, without limitation, any deduction the Debtor is entitled or obliged to make for any reason whatsoever) on or before the Discount Date make payment of such Purchased Receivable in full into the relevant Obligor Account in respect of that Purchased Receivable in the currency of that Purchased Receivable; or

(d)                           a Dispute has occurred in respect of such Purchased Receivable.

8.2                            Debtor Full Recourse Event

In relation to any Purchased Receivable, a Debtor Full Recourse Event has occurred if an Insolvency Event has occurred in relation to the Debtor of such Purchased Receivable.

8.3                            Corporate Full Recourse Event

In relation to any Obligor or Guarantor, each of the following is a Corporate Full Recourse Event:

(a)                             such Obligor or Guarantor fails to pay any sum due from it under this Agreement at the time, in the currency, of the place, and in the manner specified in this Agreement; or

(b)                             any representation or statement made by such Obligor or Guarantor in this Agreement, any other Finance Document, or in any notice, document, certificate or statement delivered by it pursuant hereto or therein or in connection herewith or therewith which does not relate to a Receivable is or proves to have been incorrect or misleading when made or deemed to be made or repeated; or

(c)                               such Obligor or Guarantor falls to comply with any of its other undertakings set out in this Agreement or any other Finance Documents (other than the undertakings referred to in clause 8.1(ii)) in respect of Purchased Receivables); or

(d)                             such Obligor or Guarantor repudiates this Agreement, or any other Finance Document, or the assignment of any Purchased Receivable or does or causes to be done any act or thing evidencing an intention to repudiate any of the foregoing; or

(e)                               at any time any act,  condition or thing required to be done,  fulfilled or performed in order:

(i)                                   to enable such Obligor or Guarantor lawfully to enter into, exercise its rights under and perform the obligations expressed to be assumed by such Obligor or Guarantor in this Agreement or any other Finance Document; or

(ii)                                to ensure that the obligations expressed to be assumed by the Obligors and Guarantors in this Agreement or any other Finance Document are legal, valid and binding; or

(iii)                             to make this Agreement or any other Finance Document admissible in evidence in such Obligor’s or Guarantor’s jurisdiction of incorporation, is not done, fulfilled and performed; or

(f)                                at any time It is or becomes unlawful for such Obligor or Guarantor to perform or comply with any or all of its obligations under any Finance Document or any of the obligations of such Obligor or Guarantor under any Finance Document are not or cease to be legal, valid and binding; or

(g)                               any person attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the assets of such Obligor or Guarantor and such process is not discharged within 14 calendar days; or

(h)                          any Insolvency Event occurs in relation to such Obligor or Guarantor; or

(i)                              any Cross Default occurs in relation to any Obligor or any Guarantor.

8.4                             Combination of Full Recourse Events

It is agreed that if at any time both a Corporate Full Recourse Event and either or both of a Receivable Full Recourse Event or Debtor Full Recourse Event has occurred, then clause 8.6 shall apply.

8.5                             Consequences of a Receivable Full Recourse Event or a Debtor Full Recourse Event

If at any time a Receivable Full Recourse Event or a Debtor Full Recourse Event has occurred in relation to any Purchased Receivable:

(a)                             the Bank may at any time by written notice to the Company, require the Obligor which has sold such Purchased Receivable to the Bank, to pay to the Bank, on the date specified in such notice (which shall fall before the Discount Date), an amount equal to and in the same currency as the Repurchase Price in respect of such Purchased Receivable on such date plus any amounts payable to the Bank pursuant to clause 11, whereupon such amount shall become due and payable by the relevant Obligor on the date specified in such notice; PROVIDED that if such Receivable Full Recourse Event or Debtor Full Recourse Event occurs on or after the Discount Date or if such Receivable Full Recourse Event or Debtor Full Recourse Event occurs before the Discount Date but the Bank gives notice thereof on or after the Discount Date, the provisions of clause 6.2 shall continue to apply and no additional amount shall fall due under this clause B.5(a).

(b)                               without prejudice to the right of the Bank to terminate this Facility at any time under clause 2.2, the Bank may, by written notice to the Company, notify the Company that the Bank will no longer purchase Offered Receivables relating to the Debtor affected by such Receivable Full Recourse Event or Debtor Full Recourse Event;

(c)                                 the Bank may otherwise exercise any or all of its rights, powers and discretions under the Finance Documents; and

{d)                            the provisions of clause 7 as to the reassignment of Purchased Receivables shall apply.

8.6                            Consequences of a Corporate Full Recourse Event

If a Corporate Full Recourse Event has occurred in relation to any Obligor or any Guarantor:

(a)                               the Bank may at any time while that Corporate Full Recourse Event is continuing,  by written notice to the Company, require each or any Obligor which has sold a Receivable to the Bank to pay, on a date specified in such notice, an amount equal to and in the same currency as the Repurchase Price of such Purchased Receivable on such date plus any amount payable to the Bank pursuant to clause 11 in respect of such Purchased Receivable, whereupon such amount shall become due and payable by the relevant Obligor or relevant Obligors on the date specified in such notice, PROVIDED that if such Receivable Full Recourse Event or Debtor Full Recourse Event occurs on or after the Discount Date in respect of any Purchased Receivable or if such Receivable Full Recourse Event or Debtor Full Recourse Event occurs before the Discount Date in respect of any Purchased Receivable but the Bank gives notice thereof on or after the Discount Date of such Purchase Receivable, the provisions of clause 6.2 shall continue to apply in respect of such Purchased Receivable and no additional amount shall fall due under this clause 8.6{a) in respect of such Purchased Receivable;

(b)                               the Bank may at any time while that Corporate Full Recourse Event is continuing, by written notice, require each or any Obligor to pay any other amount outstanding from such Obligor under this Agreement, whereupon such amount shall become immediately due and payable;

{c)                              without prejudice to the right of the Bank to terminate this Facility at any time under clause 2.2 the Bank may, by written notice to the Company, terminate the Facility whereupon the Facility shall be terminated on the date specified in such notice, the Available Amount shall be reduced to zero and the provisions of clause 2.2 shall apply;

(d)                               the Bank may otherwise exercise any or all of its rights, powers and discretions under the Finance Documents; and

(e)                               the provisions of clause 7 as to the reassignment of Purchased Receivables shall apply.

8.7                             General Rights of Bank in relation to Purchased Receivables

For the avoidance of doubt, if a Full Recourse Event has occurred, the Bank may at any time commence procedures for the administration or collection of, and commencement and continuation of, any legal or other proceedings against any Debtor to enforce payment of any Purchased Receivable. This right shall be without prejudice to any recourse the Bank may have against any of the Obligors or Guarantors (as the case may be).

9.                                   Agency

9.1                            Appointment of Bank Agent

The Company and each Affiliate which has sold a Receivable to the Bank shall act as agent and trustee for the Bank in the collection and receipt of such Purchased Receivable and in that capacity each of the Company and such Affiliate undertakes at its own expense (including legal fees and other collection fees) to:

(a)                               keep and maintain the Trading Records in connection with such Purchased Receivable in an up to date form (including details of each Invoice specified in a Purchase Request and of each Contract to which such Invoice relates) and ensure that they are retained In suitable storage and that they indicate:

(i)                                 which Receivables are Purchased Receivables;

(ii)                                details of all Purchased Receivables; and

(iii)                             that such Purchased Receivables have been sold to the Bank, and to provide such Trading Records to the Bank within three Business Days of the relevant Purchase Date.

(b)                              ensure that the amount of time and attention and the level of skill, care and diligence devoted to the administration and collection of Purchased Receivables is at least the same as the amount of time and attention and the level of skill, care and diligence as would be devoted to the administration and collection of receivables legally and beneficially owned by the Company or, as the case may be such Affiliate;

(c)                               provide the Bank with access to the Trading Records at any time and permit the Bank to take such copies and extracts from the Trading Records as it may require and generally allow the Bank (at the Company’s and such Affiliate’s expense) to review, check and audit the Company’s and such Affiliate’s credit control procedure and to facilitate site visits of the Bank at the offices of the Company and such Affiliate promptly upon the Bank’s request;

(d)                              at the cost and expense of the Company and such Affiliate, comply with any directions, orders and instructions (including any procedures for the administration or collection of, and commencement and continuation of any legal or other proceedings against any Debtor to enforce payment of any Purchased Receivable) given by the Bank;

(e)                              if any payment to be made by a Debtor in respect of a Purchased Receivable is subject to any deduction or withholding, then ensure the amount of payment which that Debtor is required to make is grossed-up by such amount as will ensure that the Bank will receive and be entitled to retain a sum that would otherwise have been payable in respect of such Purchased Receivables;

(f)                                procure payment by each Debtor of all Purchased Receivables directly into the relevant Obligor Account (being the Obligor Account of the Obligor which has sold such Receivable to the Bank) and into no other account;

(g)                              if any moneys in respect of Purchased Receivables are paid by a Debtor not to the relevant Obligor Account, to immediately transfer such moneys to the relevant Obligor Account and to hold such moneys on trust for the Bank pending such transfer;

(h)                              promptly on receipt, make payment to the Bank of all amounts received from any Debtor in respect of such Purchased Receivable;

(i)                                  promptly notify the Bank in the event that all or any part of any Purchased Receivable is not paid into the relevant Obligor Account in full on or before the Maturity Date and, at the Bank’s request, take such action on the Bank’s behalf as the Bank may request to procure payment in full into the relevant Obligor Account;

(j)                                promptly following a request by the Bank, give notice to the relevant Debtor of the assignment of the Purchased Receivable to the Bank in the form set out in Schedule 6 (Form of Notice of Assignment) or in such other form or manner as the Bank in its discretion may specify and take such action as may be required by applicable law to achieve that the Bank becomes the legal and beneficial owner of such Purchased Receivable (or the equivalent thereof in any jurisdiction) such that, among other things, the Bank shall be entitled to receive or take action to recover such Purchased Receivable outstanding from that Debtor without such Affiliate or the Company being required to join in, being a party to or taking in its own name legal action against that Debtor; and

(k)                             use all reasonable endeavours to recover such Purchased Receivables (including at the request of the Bank, the bringing of any legal action against any Debtor) and assist the Bank to recover such Purchased Receivables (including at the request of the Bank joining in and being a party to any legal or other action which the Bank has taken or wishes to take against any Debtor with the Bank being entitled to full control of such action).

9.2                            Notice to Debtor

(a)                              Notwithstanding anything contained in this Agreement, the Bank shall be entitled at any time to give notice to a Debtor of the acquisition of any Purchased Receivable owed by that Debtor.

(b)                              The giving of any such notice shall not in any way release the Company from any of its obligations under this Agreement or any Contract.

9.3                             Termination of Appointment

The Bank may at any lime by notice in writing terminate the appointment of the Company and the Affiliate which sold a Purchased Receivable to the Bank as its agent and trustee in respect of all or any of its rights, power and duties under clause 9.1 and by itself or by the appointment of a substitute agent and trustee administer and/or collect such Purchased Receivable in which case the Company and such Affiliate undertake to the Bank not to, nor attempt to, interfere with such administration or, as the case may be, collection of such Purchased Receivable nor attempt to receive, nor itself make collection from the Debtor of such Purchased Receivable.

10.         Payments

10.1       Place and time

(a)          Without prejudice the obligations of each Obligor to make the payments it is obliged to make hereunder, the Bank shall accept payment from the Company on behalf of each such Obligor. All payments to be made by an Obligor (or the Company on its behalf) shall be made no later than 3 p.m. on the due date to the account of the Bank notified to the Company in immediately available funds, free and clear and without any withholding or deduction for any and all present or future taxes, duties, levies, fees or other charges and without any set-off or counter-claim whatsoever.

(b)          The Company agrees with each Obligor and the Bank that it shall pay and be obliged to pay on the due date therefor all amounts due from any Obligor from time to time to the Bank on behalf of such Obligor. The Company hereby authorises the Bank to debit, without further reference to the Company, any Company Account and/or any Deutsche Bank Polska Company Account in any currency with any amount from time to time due from any Obligor to the Bank under or in connection with the Finance Documents, whether or not such debit would cause such Company Account and/or such Deutsche Bank Polska Company Account to become overdrawn. The Bank shall be entitled to convert any amount payable by the Company or any part thereof (whether on its own behalf or on behalf of any Obligor) into the currency of any Company Account and/or any Deutsche Bank Polska Company Account at the spot rate of exchange of the Bank at the time for the purposes of effecting such debit.

{c)          Each Obligor (other than the Company) hereby authorises the Bank to debit, without further reference to such Obligor, any Obligor Account and/or any Deutsche Bank Polska Obligor Account of such Obligor in any currency with a11y amount time to time due from such Obligor to the Bank under or in connection with the Finance Documents, whether or not such debit would cause such Obligor Account and/or such Deutsche Bank Polska Obligor Account to become overdrawn.  The Bank shall be entitled to convert any amount payable by such Obligor (or any part thereof) into the currency of any such Obligor Account and/or any such Deutsche Bank Polska Obligor Account at the spot rate of exchange of the Bank at the time for the purposes of effecting such debit.

(d)          Any payment by the Company on behalf of another Obligor shall discharge pro tanto the payment obligations of such other Obligor.

10.2       Gross up

If any deduction or withholding Is required by law in respect of any payment by any Obligor or any Guarantor, the Company shall promptly notify the Bank (and provide the Bank with written evidence of such payment) and such Obligor or Guarantor shall:

(a)          increase the sum payable by it under the relevant document so that, after making the minimum deduction or withholding so required, the Bank shall receive and be entitled to retain a net sum at least equal to the sum which it would have received had no such deduction or withholding been made; and

(b)          as soon as reasonably practicable but in any event within 60 days of such payment, forward to the Bank confirmation from the relevant tax authority evidencing receipt by it of such deduction or withholding.

10.3       Currency

All payments to be made by any Obligor or Guarantor under this Agreement shall be made in the currency in which they are stated to be due. All payments to be made under this Agreement relating to costs, losses and expenses shall be paid in the currency in which such costs, losses or expenses were incurred. No payment to the Bank (whether under any judgment or court order or otherwise) shall discharge the obligations of the person in respect of which it was made unless and until the Bank shall have received payment in full in the currency in which that payment is due and to the extent that any such payment shall on actual conversion into such currency fall short of such obligation in that currency, the Bank shall have a separate course of action against such person to recover the amount of the shortfall.

10.4       Records

The Bank shall maintain in accordance with its usual practice records which shall as between the Obligors and the Guarantors and the Bank be prima facie evidence of the amounts from time to time utilised under the Facility, outstanding, due and paid in respect of each Purchased Receivable or, as the case may be, owing to and paid to the Bank under this Agreement.

10.5       Partial payments

If the Bank receives from any Obligor, any Guarantor, the Company, the Debtor or any other person an amount which is less than the total amount due and payable to the Bank from such Obligor, such Guarantor, the Company, the Debtor or any other person on the day on which such sum is paid, the relevant person hereby waives any rights it may have to make any appropriation of such sum as between any amounts so due and payable and the sum so paid shall be applied in or towards satisfaction of principal, interest, fees and other sums which are due or overdue for payment on that day in such order as the Bank may determine.

10.6       Business Days

Any amounts which but for this clause 10.6 would fall due for payment under this Facility on a day other than a Business Day shall be payable on the succeeding Business Day. Interest calculations shall, where necessary, be adjusted accordingly.

10.7       Default Interest

(a)          In the event that any amount payable by an Obligor or a Guarantor under this Agreement remains unpaid, the Bank shall charge and such Obligor or Guarantor (as the case may be) shall pay interest (the “Default Interest”) from time to time on any such unpaid amount due during the period from (and including) the due date thereof to, but excluding the date payment is received by the Bank in full, at a rate equal to the aggregate of:

(i)           the Margin;

(ii)          LIBOR (calculated by reference to such calculation periods ending on or before the date payment is made in full as the Bank may select and notify to the Company from time to time); and

(iii)         2%.

(b)          Such Default Interest shall be payable at the end of each calculation period selected and notified by the Bank (as referred to above) by reference to which interested is calculated and may be deducted by the Bank from amounts which would otherwise be due to such Obligor or Guarantor (as the case may be) from time to time under the Finance Documents.

11.          Indemnity

11.1                    General indemnity

Each Obligor shall immediately on demand indemnify the Bank from and against any loss or expense (including but not limited to any loss of Margin or any other loss or expense sustained or incurred or to be sustained or incurred by the Bank in liquidating or employing deposits acquired or contracted for to effect or maintain the acquisition of Purchased Receivables or any part thereof) which the Bank incurs or suffers as a result of:

(a)         the occurrence of any Full Recourse Event;

(b)         receipt by the Bank of the amount payable by an Obligor in respect of a Purchased Receivable on a day other than the Discount Date relating to such Purchase Receivable for any reason whatsoever, including the operation of clause 8;

(c)          any failure of such Obligor to pay any amount due under any Finance Document on its due date;

(d)         the Bank funding, or making arrangements to fund, any purchase price when such purchase price is not paid by the Bank by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by the Bank alone); and

(e)          any default by such Obligor irl the performar1ce of any of the obligations expressed to be assumed by it in this Agreement or any Finance Document.

This indemnity may, without limiting the Bank’s rights, be claimed as a debt .or liquidated demand.

11.2                     Separate and independent

The indemnity in clause 11.1 shall constitute a separate and independent obligation from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due under the Finance Documents or under any such judgment or order.

11.3                      Certificate

The certificate of the Bank as to the amount of any loss sustained or incurred by it shall be conclusive and binding on each Obligor and each Guarantor except for any manifest error.

12.                            Increased costs

If the result of any introduction, implementation, repeal, withdrawal or change in, or in the interpretation or application of, (a) any law, regulation, practice or concession, or (b) any directive, requirement, request or guidance (whether or not having the force of law but if not having the force of law, one which applies generally to a class or category of financial institutions of which the Bank forms part and compliance with which is in accordance with the general practice of those financial institutions) of the European Community, any central bank or any other fiscal, monetary, regulatory or other authority which affects the manner in which the Bank or any holding company of the Bank is required to or does maintain capital resources, is to increase the cost to the Bank of giving effect to the arrangements contemplated hereby, or is to reduce the effective return to the Bank from the transactions contemplated hereby, the Company (on behalf of the Obligors and Guarantors) shall from time to time on demand by the Bank, promptly pay to the Bank amounts sufficient to indemnify it or any such holding company against such cost or reduction of effective return.

13.                            Further assurance

Each Obligor and Guarantor shall perform, execute and deliver such further acts and documents as the Bank may require to implement the purposes of and perfect each Finance Document and each transaction contemplated by the Finance Documents.

14.         Representations and warranties

14.1                  General representations

Each Obligor and each Guarantor hereby makes the following representations and warranties for the benefit of the Bank on the date of this Agreement and on each date thereafter as if made on each such date with reference to the facts and circumstances then existing:

(a)          it is duly organised and validly existing under the laws of its incorporation and possesses the capacity to sue or to be sued in its own name and the power to own its property and assets and carry on its business as it is now being conducted;

(b)          it has taken all necessary steps to authorise the execution of this Agreement and other Finance Documents and the transactions contemplated by those documents;

(c)          subject to the Legal Reservations, this Agreement and each Finance Document constitute or, when executed, will constitute and each assignment contemplated by this Agreement will, when made, constitute its legal, valid and binding obligations enforceable in accordance with its terms;

(d)          the entry into and performance of this Agreement and each Finance Document and the transactions contemplated by those documents will not violate any provision of:

(i)            any law, regulation, order or decree of any governmental authority, agency or court; or

(ii)           its constitution; or

(iii)         any agreement, mortgage, charge, debenture or other undertaking to which it is a party nor might such making and performance with or without the passage of time or the giving of notice or other conditions, or constitute an event of default (howsoever described) under any of the foregoing or result in the creation, imposition or enforceability of any security interest or Security Interest over any of its assets (other than those effected by the Finance Documents).

14.2                    Representations in respect of Receivables

Each Obligor hereby makes the following representations and warranties for the benefit of the Bank in respect of any Offered Receivable offered by it to the Bank in any Purchase Request and any resulting Purchased Receivable on the date of this Agreement and each date thereafter as if made on each date with reference of t11e facts and circumstances then existing:

(a)         it is the legal and beneficial owner of such Offered Receivable;

(b)          it has appropriate accounting, credit referencing and credit control systems in place in relation to the conduct of its business and the administration and collection of such Offered Receivables;

(c)           the information contained in each Purchase Request relating to such Offered Receivable is correct in all respects and each Invoice specified in such Purchase Request as issued in respect of each Offered Receivable was properly issued in accordance with the relevant Contract;

(d)          it has not assigned, transferred or otherwise disposed, or created any Security Interest over, or issued a Credit Note in respect of any Offered Receivable or Purchased Receivable or any Contract relating thereto or any amount due thereunder from time to time or purported or offered to do so, other than to the Bank;

(e)          each Contract in relation to any such Offered Receivable or Purchased Receivable represents the legal, valid and binding obligations of the Company and a Debtor and complies with all statutory and other requirements for its validity;

(f)          each Offered Receivable is an Eligible Receivable;

(g)          all material facts, figures and statements of any kind and all signatures appearing on every document supplied to the Bank as evidence of or relating to a Contract relating to any such Offered Receivable or Purchased Receivable or any Invoice are true and genuine;

(h)          each such Offered Receivable and each Contract relating thereto is freely assignable;

(i)            it is not aware of any reason why the Bank should not receive, and does not consider there Is any likelihood that a Debtor will not pay, the amount due under any Offered Receivable on the Maturity Date thereof;

(j)           it has performed all of its obligations under each Contract relating to such Offered Receivables or Purchased Receivables and in particular it has delivered all goods and services as are due and required under such Contract to the relevant Debtor’s satisfaction;

(k)          each such Offered Receivable ar1d each such Purchased Receivable, constitutes an unconditional, legal, valid and bindir1g obligation of the relevant Debtor enforceable by it or the Bank against that Debtor and the assets of that Debtor and each invoice evidencing such Receivable complies with all applicable laws and regulations relating to VAT and similar taxes;

(I)           in respect of each such Offered Receivable ar1d each such Purchased Receivable, the relevant Debtor has been notified (which notification has not been countermanded)  to make payment into the Obligor Account of such Obligor;

(m)         in respect of each such Offered Receivable and each such Purchased Receivable, the relevant Debtor has obtained all necessary consents, licenses, approvals and authorisations to enable it:

(i)           to enter into and perform its obligations in respect of that Receivable; and

(ii)          to pay the full amount of that Receivable in the relevant Acceptable Currency no later than the Maturity Date of such Receivable to the Obligor Account of such Obligor;

(r1)         the Contract in relation to each such Offered Receivable and each such Purchased Receivable does not contain, and the goods and services supplied thereunder are not subject to, any retention of title or equivalent clauses exercisable by third parties, which may adversely affect the interests of the Bank; and

(o)          under the laws of the jurisdiction of its incorporation the claims of the Bank against such Obligor in relation to each Purchased Receivable in relation to such Purchased Receivable will rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

16.         Undertakings and covenants

15.1                    General undertakings

Each Obligor hereby agrees and undertakes in respect of each Contract to which it is a party and each Offered Receivable offered by it to the Bank in a Purchase Request and any resulting Purchased Receivable:

(a)          to duly perform all its obligations under such Contract and, to promptly inform the Bank of any breach or default by it or a Debtor, as soon as it becomes aware of any such breach or default and to take all measures necessary to minimise or prevent any loss which may be incurred by the Bank in the event of non-performance of a Contract by such Obligor or a Debtor;

(b)          to refrain from any action which might in any way prejudice or limit the Bank’s rights under or in respect of any such Purchased Receivable;

(c)          ensure that each Invoice evidencing a Offered Receivable:

(i)            is received by the Debtor not later than the date of the relevant Purchase Request and no more than 20 days earlier than the date of the relevant Purchase Request; and

(ii)           contains the following words “This invoice has been assigned to Deutsche Bank AG, London Branch (“the Bank’). You are instructed to make payment to [specify Obligor Account with the Bank]. However, if the Bank so notifies you, you must melee payment of this invoice to such account of the Bank as the Bank shall notify to you.”

(d)          not to create or permit to subsist any Security Interest over all or any of the relevant Obligor’s rights, title and interest in and to any Contract in respect of arty Offered Receivable or Purchased Receivable or to assign, transfer or otherwise deal with or purport to assign, transfer or otherwise deal with any of its rights in respect of any such Contract or any Offered Receivable or any Purchased Receivable other than (in each case) or in favour of the Bank;

(e)          to use its best endeavours to ensure that all such consents, licences, approvals and authorisations required by a Debtor under a Contract in respect of any Offered Receivable or Purchased Receivable in order to enable such Debtor:

(i)           to enter into and perform its obligations in respect of such Receivable; and

(ii)          to pay the full amount of such Receivable in the currency in which it is denominated no later than its Maturity Date into the relevant Obligor Account;

(f)          not to issue a Credit Note in respect of any Offered Receivable or Purchased Receivable unless the Bank provides its prior written consent;

(g)          not to amend, cancel or terminate any Contract relating to an Offered Receivable or Purchased Receivable without the prior written consent of the Bank;

(h)          to notify the Bank immediately in writing of any Full Recourse Event; and

(i)           not, without the prior written consent of the Bank, to disclose to any bank or financial institution details of this Agreement.

15.2                     Company Undertaking

The Company agrees to be bound by the undertaking set out in clause 15.1 on its own behalf and in relation to Contracts and Offered Receivables and Purchased Receivables relating to each other Obligor.

16.         Guarantee

16.1                     Guarantee

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)          guarantees to the Bank the punctual performance by each Obligor (including, for the avoidance of doubt, each additional Obligor acceding to this Agreement in accordance with clause 20 (Changes to Obligors) of this Agreement) of all that Obligor’s obligations under the Finance Documents;

(b)          undertakes with the Bank that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on first demand pay that amount as if it was the principal obligor; and

(c)          agrees with the Bank that if any obligation guaranteed by it is or becomes unenforceable, Invalid or illegal, it will, as an independent and primary obligation, indemnify the Bank immediately on demand against any cost, loss or liability it incurs as a result of an Obligor r10t paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this clause 16 if the amount claimed had been recoverable on the basis of a guarantee.

16.2                     Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

16.3                     Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise)  is made by a Bank in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this clause 16 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

16.4                     Waiver of defences

(a)          The obligations of each Guarantor under this clause 16 will not be affected by an act, omission, matter or thing which, but for this clause 16, would reduce, release or prejudice any of its obligations under this clause 16  (without limitation and whether or not known to it or the Bank) including:

(i)           any time, waiver or consent granted to, or composition with, any Obligor or other person;

(ii)          the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any Obligor;

(iii)         the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non- presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of arty security;

(iv)         any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(v)          any amendment, novation, supplement, extension restatement (however fundamental and whether or not more onerous)  or replacement of a Finance Document or any other document or security including, without limitation, any charge in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(vi)         any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(vii)        any insolvency or similar proceedings.

(b)          To the extent that Luxoft Poland SP Z.O.O. is a joint and several debtor for the obligations of any other Obligor or Guarantor arising out of the Finance Documents:

(i)           in respect of Luxoft Poland SP Z.O.O. only, the joint and several liability under this clause 16 (Guarantee) shall be limited to the extent that it does not result in Luxoft Poland SP Z.O.O.’s insolvency within the meaning of Article 11, par. 2  of the Polish Bankruptcy and Rehabilitation Law; and

(ii)          in respect of Luxoft Poland SP Z.O.O. only, the joint and several liability under this clause 16 (Guarantee) does not apply to any payment to be made by Luxoft Poland SP Z.O.O. to the extent it would result in breaching Article 189 of the Polish Commercial Companies Code.

16.5                     Guarantor Intent

Without prejudice to the generality of clause 16.4 (Waiver of Defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital: enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

16.6                     Immediate recourse

Each Guarantor waives any right it may have of first requiring the Bank (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this clause 16. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

16.7                    Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, the Bank (or any trustee or agent on its behalf) may;

(a)          refrain from applying or enforcing any other moneys, security or rights held or received by the Bank (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)          hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this clause 16.

16.8                    Deferral of Guarantors’ rights

Until all Purchased Receivables and all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Bank otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this clause 16:

(a)          to be indemnified by an Obligor;

(b)          to claim any contribution from any other guarantor of or in respect of any Obligor’s obligations under the Finance Documents;

(c)          to take the benefit (in whole or in part and whether by way of subrogation or otherwise)   of any rights of the Bank under the Finance Documents or in respect of any Purchased Receivable or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by the Bank;

(d)          to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under clause 16.1 (Guarantee);

(e)          to exercise any right of set-off against any Debtor or Obligor: and/or

(f)           to claim or prove as a creditor of any Obligor in competition with the Bank.

If a Guarantor receives any benefit, payment or distribution in relation to such rights referred to in this clause 16.8, it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Bank by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Bank and shall promptly pay or transfer the same to the Bank.

16.9                  Additional Security

This guarantee is in addition to, is not in any way prejudiced by, and shall not merge with, any other guarantee or Security now or in the future held by the Bank.

16.10            No Security from Obligors

During the Security Period, no Guarantor shall take, or retain, any Security from any Obligor or other Guarantor or any other person in connection with any of such Guarantor’s liabilities under this Agreement.

17.         Partial invalidity

If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction neither the legality, validity nor enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired.

18.                            Notices

18.1                     Method and delivery

Any notice or other communication to be given under this Agreement shall be:

(a)                              in writing in English;

(b)                               signed. in the case of the Company or an Obligor, by an Authorised Signatory and, in the case of the Bank, by or on behalf of a person duly authorised to do so; and

(c)                               delivered by hand, or sent by prepaid first class post (or registered airmail in the case of an address outside the United Kingdom) to the address set out in cause 18.2, or sent by fax to the number set out In cause 18.2, provided that any notice sent by fax shall be confirmed by the sending party by prepaid first class recorded delivery or registered post (or registered airmail in the case of an address outside the United Kingdom) on the same working day.

18.2                     Addresses

The addresses and numbers of the parties for the purposes of cause 18.1 are:

(a)                             the Bank:

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

Attention: Trade Services

Fax number: +44 (0)20 7545 4949

(b)                             the Company:

Address:                                            Themistokli Dervi, 5, Elenion building, 2nd floor, 1066 Nicosia, Cypms

Fax:                                                                 +35722555803

or such other address fax number in England as the addressee may substitute by notice, and such notice shall only be effective on:

(i)                                  any effective date specified in that notice; or

(il)                                if no date is specified or the date specified is less than five working days after the date when notice is received, the date falling five working days after the notice has been received.

(c)                               each Guarantor:

At the discretion of the Bank either the address of the Company under clause 18.2(b)  above or either the registered address or the principal business address of the relevant Guarantor as specified in schedule 7 (Guarantors).

18.3                    Receipt

A notice shall be deemed to have been received in the absence of earlier receipt

(a)                               if delivered by hand at the time of actual delivery (provided that if delivery occurs on a day which is not a working day or after 12.30 p.m. it shall be deemed to be delivered at 9.00 am on the next working day);

(b)                               if sent by prepaid first class post from and to any place within the United Kingdom, two working days after posting;

(c)                               if sent by registered airmail, five working days after posting;

(d)                              if sent by fax, upon sending, subject to:

(i)                                  confirmation of uninterrupted and error-free transmission by a transmission report; and

(ii)                               there having been no telephonic communication by the recipient to the sender to the effect that the fax has not been received in legible form:

(A)                               within four hours after sending, if sent on a working day and between the hours of 9.00 a.m. and 4.00 p.m.; or

(B)                               by noon on the next following working day if sent after 4.00 p.m. on a working day but before 9.00 a.m. on the next following working day;

For purposes of this clause, “working day’’ means any day which is not a Saturday, Sunday or public holiday in the place at or to which notice is sent.

18.4                    Fax and email indemnity

Each member of the Group acknowledges that facsimile and e-mail are not secure methods of communication and that instructions may be intercepted, lost, destroyed, corrupted or delayed in transmission and that instructions in the name of any member of the Group received by the Bank may not in fact have been sent by such member of the Group or may have been forged or distorted. The Bank is entitled to act upon any facsimile instruction or e-mail in the form received by the Bank as if it had been given by the relevant member of the Group to the Bank in writing in that form. The Bank will not be liable to the Group, whether in contract, tort (including negligence) or otherwise for any direct, indirect or consequential loss arising from the Bank acting on facsimile or e-mail instructions (or for failing to act where any instruction is not received by the Bank in readable form) and the Group will indemnify the Bank from and against all losses, costs, charges, damages a11d expenses (“losses”) which the Bank may incur or sustain or for which the Bank may become liable arising in connection with any facsimile or e-mail instruction except to the extent, if any,  that losses are finally determined by a court of competent jurisdiction to have been caused by the Bank’s fraud, gross negligence, or wilful default.

19.                            Fees, costs and indemnities

19.1                     Fees

(a)                                             The Company shall pay to the Bank on the date of this Agreement an arrangement fee equal to 0.5 per cent. of the Facility Amount.

(b)                                 The Company shall pay to the Bank on the date of each purchase of Receivables by the Bank a handling fee equal to 0.15 per cent. of the Original Price {but subject always to a minimum amount of US dollars 2.000 and a maximum amount of US dollars 4000) relating to such Purchase Request. Such handling fee shall be deducted by the Bank from the Purchase Price to be paid by the Bank to the Company in respect of such Purchased Receivables.

19.2                     Costs and expenses

All costs, charges and expenses, including legal costs, and VAT thereon incurred by the Bank at any time in connection with the Facility, any Purchased Receivable, any Finance Document or Contract (including any costs, charges and expenses incurred in the preparation, negotiation and execution of this Agreement or the other Finance Documents) shall be paid by the Company on demand on a full indemnity basis.

19.3                    Duties and taxes

All stamp, documentary, registration notarial fees or other like duties or taxes, including any related penalties, additions, fines, surcharges or interest, that are imposed or chargeable on or in connection with this Agreement or any Finance Document or the acceptance of any Purchase Request or any other document executed pursuant to this Agreement or any Purchase Request shall be paid by the Company provided that the Bank shall be entitled but not obliged to pay any such duties or taxes (whether or not they are its primary responsibility),  whereupon the Company shall on demand indemnify the. Bank against those duties or taxes and against any costs and expenses so incurred by it in discharging them.

20.                            Changes to the Obligors

20.1                     Assignment and transfers by Obligors or Guarantors

No Obligor or Guarantor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents without the written consent of the Bank.

20.2                    Additional Obligors and Guarantors

(a)                                 Subject to compliance with any “Know your customer” checks required by the Bank, the Company may request that any of its wholly owned Subsidiary Undertakings becomes an Obligor and a Guarantor. That Subsidiary Undertaking shall become an Obligor and Guarantor if:

(i)                                  if the Bank approves the addition of that Subsidiary Undertaking subject to such conditions as the Bank may require;

(ii)                                each Obligor and each Guarantor and that Subsidiary Undertaking deliver to the Bank a duly completed and executed Accession Deed (as amended to the satisfaction of the Bank at the time);

(iii)                             the Company confirms in writing that no breach of this Agreement is continuing or would occur as a result of that Subsidiary Undertaking becoming an Obligor and Guarantor; and

(iv)                          the Bank has received all of the documents and other evidence as it may require under Schedule 3 Part I (Conditions precedent) in relation to that additional Obligor and Guarantor, together with such other documents and evidence as the Bank may require at the time, each in form and substance satisfactory to the Bank.

(b)                              The Bank shall notify the Company promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence required.

21.                             Miscellaneous

21.1                      Successors

This Agreement shall be binding on and shall inure to the benefit of each party and its successors and assigns.

21.2                      Remedies and waivers

No failure to exercise nor any delay in exercising, on the part of the Bank, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies in the Finance Documents provided are cumulative and not exclusive of any right or remedies provided by law.

21.3                      Accounting Treatment

Each member of the Group agrees and acknowledges that it is a sophisticated party in relation to this Agreement and that it has taken independent legal and accounting advice in relation to the accounting treatment to be applied to this Agreement. It is agreed that no member of the Group has relied on any representation of the Bank in this regard.

21.4                      Entire agreement

This Agreement sets out the entire agreement between the parties relating to its subject matter and supersedes all prior oral and written communications and agreements between the parties with respect thereto.

21.5                      Petpefuily peliod

The perpetuity period for any trust created by this Agreement shall be eighty years from the date of this Agreement.

21.6                       Set-off

Without prejudice to the debiting rights of the Bank as set out in this Agreement, the Bank may at any time, on its own or on behalf of its affiliates, set off any obligation owed by any Obligor or Guarantor at any time under any Finance Document against any obligation (whether or not matured) owed by the Bank or any other branch of Deutsche Bank AG to such Obligor or such Guarantor regardless of the place of payment, lending branch or currency of either obligation. If the obligations are in different currencies, the Bank may convert either obligation at its spot rate of exchange for the purpose of set-off.

21.7                      VAT

All amounts stated in this Agreement to be payable by any Obligor or Guarantor are exclusive of VAT or any similar tax properly chargeable in respect of supplies under the Finance Documents and the relevant Obligor or Guarantor shall pay all such VAT together with those amounts.

21.8                     Amendments

This Agreement may not be changed or altered without the written consent of the parties.

22.                            Third party rights

The parties do not intend that any term of this Agreement shall be enforceable solely by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this Agreement. The parties may rescind, vary, waive, release, assign, novate or otherwise dispose of all or any of their respective rights or obligations under this Agreement without the consent of any person who is not a party to this Agreement.

23.                            Counterparts

This Agreement may be executed in any number of counterparts and by the parties on separate counterparts. Each counterpart shall constitute an original of this Agreement, but together the counterparts shall constitute one document.

24.                            Governing law

This Agreement and any non-contractual obligations arising from or connected with it shall be governed by and construed in accordance with English law.

25.                            Enforcement

25.1                     Jurisdiction

(a)                             The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement (a “Dispute”).

(b)                             The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

(c)                               This clause 25.1 is for the benefit of the Bank only. As a result, the Bank shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Bank may take concurrent proceedings in any number of jurisdictions.

25.2                     Service of process

(a)                              Without prejudice to any other mode of service allowed under any relevant law, each Obligor and each Guarantor (other than an Obligor or Guarantor incorporated in England and Wales):

(i)                                 irrevocably appoints Luxoft UK Limited of 64 Southwark Bridge Road, London SE1 OAS as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document: and

(ii)                           agrees that failure by a process agent to notify the relevant Obligor or Guarantor of the process will not invalidate the proceedings concerned.

(b)                               If any person appointed as agent for service of process is unable for any reason to act as agent for service of process, each Obligor and Guarantor must immediately (and in any event within 5 days of such event taking place) appoint another agent on terms accepted to the Bank.  Failing this, the Bank may appoint another agent for this purpose.

(c)                               Each Obligor and Guarantor expressly agrees and consents to the provisions of this clause 25 and clause 24 (Governing law).

Signed by the parties or their duly authorised representatives on the date stated at the beginning of this Agreement.

SCHEDULE 1

Purchase and Repurchase Price formulae

Part 1 - Purchase Price formula

Purchase Price= PP minus:

where:

pp	=	the Original Price times Relevant Percentage of the relevant Receivable;

X	=	the number of days from and including the proposed Purchase Date of the relevant Receivable to and including the Discount Date relating to such Receivable;

y	=	360 days (or 365 days if the Receivable is denominated in pounds sterling); and

z	=	the rate per annum which is the sum of the Margin plus the relevant Reference Rate.

Part 2 - Repurchase Price formula

Purchase Price = PP plus:

where:

PP	=	the Purchase Price of the relevant Purchased Receivable;

X	=

the number of days from and including the Purchase Date of the relevant Purchased Receivable to and including the Repurchase Date relating to such Purchased Receivable which, if the Repurchase Date falls after the Discount Date of such Purchased Receivables, shall be divided into interest periods selected by the Bank;

y	=	360 days (or 365 days if the Receivable is denominated in pounds sterling);

z	=	the rate per annum which is the sum of the Margin plus the relevant Reference Rate (calculated in respect of such period or periods as are referred to in X above); and

R	=	any adjustments required in the opinion of the Bank (acting reasonably) in respect of partial payments received by the Bank in respect of such Purchased Receivable before the Repurchase Date.

SCHEDULE 2

Form of Purchase Request

[On the letterhead of the Company]

To:        Deutsche Bank AG, London Branch

Attn. Trade Services

Winchester House

1 Great Winchester Street

London EC2N 2DB United Kingdom

Date:

Dear Sirs

This is a purchase request referred to in Clause 4.1 of the receivables purchase agreement dated [    ] (the “Agreement”) between (amongst others) Luxoft lntemational Company Limited (the “Company”)  the undersigned Obligor(s) and Deutsche Bank AG, London Branch (the “Bank”) regarding the proposed sale to the Bank from time to time of Receivables.

Terms used in this request and defined in the Agreement shall have, where the context so permits, the same meaning in this request.

1.                            Offer to Sell

Pursuant to the Agreement we, [insert name of Obligor(s)] (the “Obligor(s)”) [as legal and beneficial owner] offer to sell to the Bank each of the Receivables which are due under a Contract and of which details are set out below (the “Offered Receivables”) on [              ] {or if such day is not a Business Day, the immediately following Business Day) (the “Purchase Date”).

Offered Receivables

			Original	Maturity
Obligor	Debtor	Invoice No.	Price	Date	Contract

Copies of relevant Contracts and copies of the Invoices referred to above will be forwarded to the Bank on request. All Invoices state clearly the Contract to which they relate and require payment into the relevant Obligor Account.

2.                                   Acceptance of Offer

This offer to sell the Offered Receivables is capable of acceptance by your payment of the Purchase Price for such Offered Receivables [in Dollars/Euro/Sterling] in accordance with the Agreement on the Purchase Date to the relevant Company Account (as defined in the Agreement) for such currency.

3.                                  Assignment

A payment of the Purchase Price relating to an Offered Receivable by the Bank shall have the effect of assigning to the Bank with full title guarantee all our right, title, benefit and interest in and to all monies due to us from time to time in relation to such Offered Receivable under the relevant Contract and the relevant Invoice referred to above (including, in each case, all rights to demand, receive or dispose of any such monies or claims, all rights to sue for or in relation thereto and all rights of action against any person in connection therewith or otherwise to enforce the same).

4.                                     Miscellaneous

Each of the Obligor and the Company reconfirms and repeats that all representations, warranties set out in the Agreement are correct as at the date of this Purchase Request and as of the proposed Purchase Date in respect of the Offered Receivables referred to above and the Contracts relating to such Offered Receivables and the circumstances existing now and as of the proposed Purchase Date and that there is no further relevant material information of which the Bank should be made aware.

Each of the Obligor and the Company confirms that no Full Recourse Event (or any event which with the giving of notice. lapse of time and/or the satisfaction of any other condition would constitute a Full Recourse Event) has occurred and is continuing.

Any assignment effected in the manner set out in this Purchase Request will be governed by and construed in accordance with English law.

Yours faithfully

as duly authorised Attorney for and on behalf of [Obligor]

as duly authorised Attorney for and on behalf of [Obligor]

SCHEDULE 3

Conditions precedent

Part I

1.                                This Agreement duly executed by the other Obligors and the other parties thereto.

2.                               Certified copies of resolutions of the board of directors of each Obligor and each Guarantor:

(a)                              authorising the acceptance and execution of this Agreement and the other Finance Documents and, in the case of the Company, the Authorisation Certificate and authorising a person or persons to sign or otherwise attest the due execution of those documents including any subsequent Finance Documents to be executed or delivered pursuant to this Agreement or any other Finance Document; and

(b)                              in the case of a Affiliate, authorising the execution of a Power of Attorney in favour of the Company in such form as the Bank may request.

3.                                A formalities certificate or an incumbency certificate signed by a director or officer of each Obligor and each Guarantor.

4.                                Such Powers of Attorney from each Affiliate in favour of the Company as the Bank may request.

5.                                The Bank having received the fees and other amounts payable by the Company referred to in Clause 19.

6.                                Legal opinions issued by local counsel substantially in the form distributed to the Bank prior to signing this Agreement.

7.                                If required, evidence in form and substance satisfactory to the Bank that the relevant Debtors have been or will be notified of the requirement to pay the Purchased Receivables into the applicable Obligor Account.

8.                                Each of the Company Accounts and each of the other Obligor Accounts have been opened to the satisfaction of the Bank.

9.                                The Authorisation Certificale duly executed by the Company.

10.                        A debit agreement in respect of each relevant account of an Obligor held by Deutsche Bank Polska S.A. in such form as the Bank may from time to time require.

Part II

1.                                A schedule specifying the amount of each invoice being offered for sale under the relevant Purchase Request and if requested by the Bank, a detailed description and copies of such Invoices.

2.                               Delivery to the Bank of the Notices of Assignment relating to the applicable Offered Receivables duly executed by the Company on behalf of the relevant Obligor.

3.                               Any other information, document or evidence relating to the relevant Obligor, Offered Receivables, Invoices or Debtors that the Bank may request.

SCHEDULE4

Part I

Instrument  of Assignment for Luxoft Poland SP ZOO

This Instrument of  Assignment dated [•] is  made  by  [Name  of  Affiliate]  of  [address] (“Affiliate”), in favour of Deutsche Bank AG, London Branch (the “Bank”).

1.                                Whereas the Affiliate, Luxoft International Company Limited (the “Company”) the Bank and others have entered into a  Receivables Agreement dated [•] 2012 (the “Agreement’’)  pursuant to which the Affiliate has submitted to Bank a Purchase Request to offer to sell to the Bank the Receivables listed below. Terms defined in the Agreement shall have the same meaning herein.

2.                                The Affiliate hereby represents, agrees and undertakes for the benefit of Bank that the Affiliate is the sole legal and beneficial owner of the Receivables listed below.

3.                                  The Affiliate, in consideration of the amount payable by the Bank on the Purchase Date specified below (receipt of which is acknowledged) hereby, with effect from the Purchase Date specified below, absolutely and irrevocably and with full title guarantee assigns and transfers, free from any and all Security Interest, claims and interests of any other person, to Bank all of the Affiliate’s rights, title and interest in each of the following Receivables (including all rights and remedies of the Affiliate against the Debtor arising from the Contract or otherwise) and the full benefit and advantage thereof with effect from the Purchase Date stated below:

Invoice Number	Purchase Date	Original Price	Maturity Date	Contract

4.                                  This Instrument of Assignment is binding upon the Affiliate and its successors and assigns, and enures to the benefit of Bank and its successors and assigns.

5.                                  The words and expressions used in  this instrument of Assignment shall, unless otherwise stated or the context requires, have the same meanings ascribed in the Agreement.

6.                                  This Instrument of Assignment shall be governed by and construed in accordance with the laws of Poland.

7.                                  The Affiliate and the Bank hereby submit to the non-exclusive jurisdiction of the courts of Poland.

IN WITNESS WHEREOF  this Instrument of Assignment has been executed on the date stated at the beginning.

as duly authorised Attorney for and on behalf of Luxoft Poland SP ZOO

THE BANK

Accepted for and on behalf of	)
Deutsche Bank AG, London Branch by	)
)
)

Part II

Instrument of Assignment for Luxoft USA Inc.

This  Instrument of  Assignment dated [•] is  made  by  [Name  of  Affiliate] of [address] (“Affiliate”), in favour of Deutsche Bank AG, London Branch (the “Bank”).

1.                                 Whereas the Affiliate, Luxoft International Company Limited (the “Company”) the Bank and others have entered into a  Receivables Agreement dated [•] 2012 (the “Agreement”) pursuant to which the Affiliate has submitted to Bank a Purchase Request to offer to sell to the Bank the Receivables listed below. Terms defined in the Agreement shall have the same meaning herein.

2.           The Affiliate  hereby  represents, agrees  and undertakes for the benefit of Bank that the Affiliate is the sole legal and beneficial owner of the Receivables listed below.

3.                                  The Affiliate, In consideration of the amount payable by the Bank on the Purchase Date specified below (receipt of  which is  acknowledged) hereby, with effect from the Purchase Date specified below, absolutely and irrevocably and with full title guarantee assigns and transfers, free from any and all Security Interest, claims and interests of any other person, to Bank all of the Affiliate’s rights, title and interest in each of the following Receivables (including all rights and remedies of the Affiliate against the Debtor arising from the Contract or otherwise) and the full benefit and advantage thereof with effect from the Purchase Date stated below:

Invoice Number	Purchase Date	Original Price	(Maturity Date)	(Contract)

4.                                  Solely as Security, the Affiliate hereby grants a first-priority Security to the Bank in each of the Receivables transferred pursuant to this Instrument of Assignment.

5.                                 This Instrument of Assignment is binding upon the Affiliate and its successors and assigns, and enures to the benefit of Bank and its successors and assigns.

6.                                  The words and expressions used in this Instrument of Assignment shall, unless otherwise stated or the context requires, have the same meanings ascribed in the Agreement.

7.                                   The Instrument of Assignment shall be governed by and construed in accordance with the laws of Delaware.

8.                                  The Affiliate and the Bank hereby submit to the non-exclusive jurisdiction of the courts of Delaware.

IN WITNESS WHEREOF this Instrument of Assignment has been executed on the date stated at the beginning.

LUXOFT USA, INC

By;
Name:
Title:

THE BANK

Accepted for and on behalf of	)
Deutsche Bank AG, London Branch by	)
)
)

Part III

Instrument of Assignment for Singapore law governed Contract

This   Instrument   of  Assignment   dated   [•] is  made   by  [Name   of  Affiliate]   of  [address) (“Affiliate”), in favour of Deutsche Bank AG, London Branch (the “Bank”).

1.                                Whereas the Affiliate, Luxoft International Company Limited (the “Company”) the Bank and  others  have  entered  into a Receivables Agreement dated [•] 2012  (the “Agreement’) pursuant to which the Affiliate has submitted to Bank a Purchase Request to offer to sell to the Bank the Receivables listed below.  Terms defined irt the Agreement shall have the same meaning herein.

2.           The Affiliate hereby represents, agrees and undertakes for the benefit of Bank that the Affiliate is the sole legal and beneficial owner of the Receivables listed below.

3.                                  The Affiliate, in consideration of the amount payable by the Bank on the Purchase Date specified  below (receipt of which is acknowledged)  hereby,  with effect from the Purchase Date specified below, absolutely and irrevocably and with full title guarantee assigns and transfers, free from any and all Security Interest, claims and interests of any other person, to Bank all of the Affiliate’s rights, title and interest in each of the following  Receivables   (including  all rights  and  remedies  of the  Affiliate  against  the Debtor  arising  from  the  Contract  or  otherwise)  and  the  full  benefit  and  advantage thereof with effect from the Purchase Date stated below:

Invoice Number	Purchase Date	Original Price	Maturity Date	Contract

4.                                   This  Instrument  of Assignment  is binding  upon the  Affiliate  and  its successors  and assigns, and enures to the benefit of Bank ar1d its successors and assigns.

5.                                  The  words  and  expressions   used  in  this  Instrument   of  Assignment  shall,  unless otherwise  stated or the context requires, have the same meanings ascribed in the Agreement.

6.                                   The Instrument  of Assignment shall be governed by and construed in accordance  with the laws of Singapore.

7.                                  The Affiliate and the Bank hereby submit to the non-exclusive  jurisdiction  of the courts of Singapore.

IN WITNESS WHEREOF this Instrument  of Assignment has been executed as a deed on the date stated at the beginning.

** Please delete where inapplicable

**The Common Seal of the [Name of Affiliate]	)

Is hereunto affixed in the presence of:-)

Director		Director / Secretary

Signed Sealed and Delivered by	)
[Name of Authorised Signatory] for and on
behalf of [Name of Affiliate]	)
in the presence of:	)

Name of Witness:

Executed as a Deed by	)
[Name of Authorised Signatory] for and on	)
behalf of [Name of Affiliate]	)
in the presence of:

Name of Witness:

THE BANK

Accepted for and on behalf of	)
Deutsche Bank AG, London Branch by	)
)
)

SCHEDULES

Eligible Receivables

A Receivable shall not be an Eligible Receivable if any of the following events or circumstances apply to such Receivable, or, to the extent that such events or circumstances do apply, such Receivable shall only be an Eligible Receivable to the extent determined by the Bank:

1.                                 any warranty or representation contained in this Agreement or any Purchase Request applicable either to Receivables of the Company in general or to any such specific Receivable has been breached with respect to such Receivable;

2.1                           No Insolvency Event has  occurred in  relation to  the  Debtor from whom such Receivable is owing;

2.2                           such Receivable is owing by a Debtor in relation to whom a creditor or encumbrancer attaches or takes possession of, or a distress, execution, sequestration or other process is  levied, commenced or  enforced upon or sued  out against, or  other proceedings are taken to enforce security over, all or a substantial part of the assets of such Debtor;

3.                                  such Receivable has remained unpaid after the date on which payment is specified to be due in the Invoice or is not yet payable by the Debtor;

4.                                  such Receivable is subject to a volume discount, and in that case such Receivable shall not be an Eligible Receivable to the extent of the amount of the volume discount;

5.                                  such Receivable is payable by a Debtor which is a supplier, creditor or an affiliate of the Company or which is the Bank;

6.                                  such Receivable is owing by a Debtor whose billing address (as determined by the Bank) is not situated in an Acceptable Country or such Receivable is not denominated in an Acceptable Currency;

7.                                  the sale represented by  such Receivable is on a bill-and-hold, undelivered sale, guaranteed sale, sale or return, consignment or sale on approval basis;

8.                                   such Receivable is subject to any Dispute;

9.                                  such Receivable is subject to any right of set-off, counterclaim or defence to payment by a Debtor;

10.                          such Receivable is not evidenced by an Invoice (or other writing in form acceptable to the Bank in its sole discretion);

11.                          such Receivable is subject to any lien, pledge, assignment or other form of security by any third party; and

12.                           is not owed to an Obligor or is not owed by a Debtor.

SCHEDULE 6

Form of Notice of Assignment

Addressed to [Debtor)

(Leave undated}

Attention:

Dear Sirs

Notification Of Assignment  Of Debts

1.                                 We give you notice that with effect from [•) we [insert name of Obligor] (the “Obligor”) as legal and beneficial owner have assigned with full title guarantee lo Deutsche Bank AG, London Branch (the “Bank”} the full benefit of all our rights under or by virtue of each invoice listed below (the “Invoices”) issued under each contract set out below (the “Contracts”) including all present and future sums and monetary debts payable to us under or by virtue of those Invoices under such Contracts.

2.                                   The Invoices are:

Relevant	Invoice and		Amount of
Contract	Number	Date of Invoice	Invoice	Maturity Date

3.                       The Bank is authorised by us to collect or recover for its own account the sums due by you under the Invoices. Until the Bank notifies you to the contrary, you are instructed to pay all such sums becoming due and payable under or by virtue of those Invoices under the relevant Contracts to the following account [add the applicable Obligor Account details]. However, if the Bank at any time instructs you to pay all such sums into an account of the Bank (and not into the above account) you are obliged to make payment into such account as the Bank notified to you and not to our account specified above.

4.                                   Please note that the above authorisation and instructions may not be revoked or varied without the Bank’s prior written instruction to you.

5.                                   Please acknowledge receipt of this Notice and confirm that you will make payment as directed by signing the acknowledgement attached to this notice and sending it to the Bank at:

Deutsche Bank AG, London Branch
Winchester House
1 Great Winchester Street
London, EC2N 2DB
United Kingdom

Attention: Trade Services

For and on behalf of

Signatures

We acknowledge  receipt of the notice of assignment contained in this Letter.

Dated:

Signed for and on behalf of

by [Debtor]

SCHEDULE7

The Guarantors

1.                                  Luxoft International Company Limited, a corporation organised and existing under the laws of the Republic of Cyprus whose registered office is at Themistokli Dervi, 5, Elenion building, 2nd Floor, 1066 Nicosia, Cyprus and whose business address is Themistokli Dervi, 5, Elenion building, 2nd Floor, 1066 Nicosia, Cyprus.

2.                                   Luxoft USA Inc., a corporation organised and existing under the laws of the USA whose registered office Is at 225 West 34th street, Ste 1707-06, New York, NY, 10122 and whose principal place of business is at 225 West 34th street, Ste 1707-06, New York, NY, 10122;

3.                                  Luxoft UK Limited, a corporation organised and existing under the laws of England and Wales whose registered office is 64 Southwark Bridge Road, London SE1 OAS, England and whose principal place of business is at 64 Southwark Bridge Road, London, SE1 OAS;

4.                                   Luxoft GmbH, a corporation organised and existing under the laws of Germany whose registered office is Mergenthalerallee 79”81, 65760 Eschborn, Germany and whose principal place of business is at Mergenthalerallee 79”81, 65760 Eschborn, Germany;

5.                               Luxoft Poland Spolka z ograniczona odpowedzialnoscia, a  corporation organised   and    existing under the laws of Poland and registered in the entrepreneurs’ register of the National Court Register with registered number (number KRS} 0000359814 whose registered  office is  at  Poland, ul.  Krakowska 280, 32-080 Zablerzow and whose principal place of business is at Poland, ul. Krakowska 280, 32-080 Zabierzow; and

6.                                   IBS Group Holding Limited, a corporation organised and existing under the laws of the Isle of Man whose registered office is at Kissack Court, 29 Parliament Street, Ramsey, Isle of Man IM8  1AT and whose principal place of business is at Kissack Court, 29 Parliament Street, Ramsey, Isle of Man IM8 1AT.

SCHEDULES

The Affiliates

1.                                  Luxoft GmbH, a corporation organised and existing under the laws of Germany whose registered office Is at Mergenthalerallee 79-81,65760 Eschborn, Germany and whose principal place of business is at Mergenthalerallee 79-81, 65760 Eschborn, Germany;

2.                                  Luxoft UK Limited,  a corporation organised and existing under the laws of England and Wales whose registered office is 64 Southwark Bridge Road, London SE1 OAS, England and whose principal place of business is at 64 Southwark Bridge Road, London, SE1 OAS;

3.                                  Luxoft USA Inc.,  a corporation organised and existing under the laws of the USA whose registered office is at 225 West 34th street, Ste 1707-06, New York, NY, 10122 and whose principal place of business is at 225 West 34th street, Ste 1707-06, New York, NY, 10122; and

4.                                  Luxoft Poland Spolka z ograniczona, odpowiedzialnoscia,, a corporation organised and existing under the laws of Poland and registered in the entrepreneurs’ register of the National Court Register with registered number (number KRS) 0000359814 whose registered office is at ul. Krakowska 280, 32-080 Zabierzow and whose principal place of business is at Poland , ul. Krakowska 280. 32-080 Zabierzow.

SCHEDULE 9

The Debtors

Legal Entity Name of	Registered Address	Contracted Luxoft
Debtor	of Debtor	Affiliate/entity	Contract law

Alstom Grid Inc. - affiliated to Alstom Grid SAS	Postal address: 98052-2502, Redmond, 10865 Willows Rd. NE - Building E, F	Luxoft International Company Limited	State of Washington. USA.

Alstom Grid SAS	registered office at lmmeuble Galilee- 51, Esplanade du General de Gaulle- 92907 La Defense Cedex- France	Luxoft International Company Limited	State of Washington USA.

Alstom Grid UK Limited - affiliated to Alstom Grid SAS	Postal address: ST17 4LX, Stafford, Registered Office St Leonards Avenue	Luxoft International Company Limited	State of Washington, USA.

Atheros Technology Finland Oy	a principal place of business at Hermiankatu 6-8 D, 33720 Tampere, Finland	Luxoft International Company Limited	The place of arbitration shall be New York, USA.

Boeing Shared Group	Postal address: Seattle, WA 98124- 1031	Luxoft USA, Inc (IBS Capital Inc)	USA

Citigroup Global Markets Limited	Address: Citigroup Center, London E14 5LB	Luxoft International Company Limited	England and Wales

Credit Suisse Securities (Europe) Limited	One Cabot Square, London E14 4QJ	Luxoft International Company Limited	England

DELL Products	registered address of 70 Sir John Rogerson’s Quay, Dublin, Ireland	Luxoft International Company Lirnlted	England

DHL Information Services (Europe) s.r.o.	principal place of business at V Parku 2308/10, 148 00 Praha 4- Chodov, Czech Republic	Luxoft International Company Limited	England

Harman Becker Automotive Systems	Seated in Becker- Goerin!l-S!rasse 16,	Luxoft USA, Inc.	Federal Republic of

GmbH	76307 Karlsbad, Germany		Germany

IBM (International Business Machines Corporation)	Address: 3039 Cornwallis Road Research Triangle Park, NC 27709 USA	Luxoft USA, Inc	New York, USA.

IBM Deutschland	Address: IBM-AIIee 1 71139 Ehningen Germany	Luxoft USA, Inc.	Is governed by the laws of the country where IBM entering in to the Agreement is located.

Juniper Networks, Inc.	principal place of business at 1194 N. Mathilda Avenue, Sunnyvale, CA 94089	Luxoft International Company Limited	California

RWE Supply & Trading	principal place of business at Trigonos, Windmill Hill Business Park, Swindon, Wiltshire, SN5 BPB	luxoft International Company Limited	England

Samsung Electronics (UK) Limited	registered office is at Samsung House, 1000 Hillswood Drive, Chertsey, Surrey, KT16 OPS	Luxoft International Company Limited	England

SITA Advanced Travel Solutions Ltd affiliated to SOCIETE INTERNATIONALE DE TELECOMMUNICATIONS AERONAUTIQYES, S.C. and SITA N.V.	Postal address: Surrey GU7 1XE, Godalming, Thornbrook House, Wayside Park	luxoft International Company Limited	England

SITA Inc USA Inc. affiliated to SOCIETE INTERNATIONALE DE TELECOMMUNICATIONS AERONAUTIQYES, S.C. and SITAN.V.	Postal address: GA 30339, ATLANTA, 3100 Cumberland Boulevard Suite 200	Luxoft lnternalional Company Limited	England

SITA SC- Geneva Switzerland Branch	Postal address: Geneva, 1216 Colntrin	Luxoft International Company Limited	England

affiliated to SOCIETE INTERNATIONALE DE TELECOMMUNICATIONS AERONAUTIQYES, S.C. and SITAN.V.

SOCIETE INTERNATIONALE DE TElECOMMUNICATIONS AERONAUTIQYES, S.C.	Registered office at 14, avenue Henri Matisse, 1140 Brussels, Belgium	Luxoft International Company Limited	England

SITA N.V.	Registered office at Heathrowstaat 10, 1043 CH Amsterdam Netherlands.	Luxoft International Company Limited	England

SITA SC- UK Branch affiliated to SOCIETE INTERNATIONALE DE TELECOMMUNICATIONS AERONAUTIQYES, S.C. and SITAN.V.	Postal address: Blyth Road Hayes, MID UB3 1BW, 1 London Gate 252 - 254	Luxoft International Company Limited	England

T-Mobile (UK) Ltd.	Hatfield Business Park, Harfield, Hertfordshire, AL10 9BW, UK	Luxoft International Company Limited	Republic of Germany

UBS AG(London Branch)	place of business at 677 Washington Blvd. Stamford, CT 06901	Luxoft USA, Inc	England and Wales

Merrill Lynch Global Pte Ltd	principal place of business is 2 Harbourfront Place, #02-01 Merrill Lynch HarbourFront, Singapore 098499	Luxoft International Company Limited	Singapore

SCHEDULE10

Form of Accession Deed

To:                             Deutsche Bank AG, London Branch

Attn. Trade Services

Winchester House

1 Great Winchester Street

London, EC2N 2DB
United Kingdom

From:  [New Affiliate], [Company] and each Affiliate and each Guarantor

Dated:

Dear Sirs

Full Recourse Receivables Purchase Agreement dated [ ] between, inter alla, [Luxoft International Company  Limited]  and  Deutsche  Bank  AG,  London  Branch  (the “ Agreement”)

1.                                  We refer to the Agreement. This deed (the “Accession Deed”) shall take effect as an Accession Deed for the purposes of the Agreement. Terms defined in the Agreement have the same meaning in this Accession Deed unless given a different meaning in this Accession Deed.

2                                     [Affiliate] (“New Affiliate”)  agrees to become an additional Obligor and Guarantor and to be bound by the terms of the Agreement and the other Finance Documents as an Additional Obligor and Guarantor pursuant to the terms the Facilities Agreement. The New Affiliate is a company duty incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company and registered number [ ].

3.                                  Each Guarantor confirms that the guarantee set out in the Agreement is and remains in full force and effect and shall extend to the obligations of the New Affiliate under the Agreement and the other Finance Documents as if such New Affiliate had been a party as Obligor and Guarantor under the original Agreement.

4.                                  The New Affiliate and each Obligor and Guarantor make the representations set out in the Agreement by reference to the facts and circumstances as at the date of this Accession Deed.

[Other provisions as required by the Bank at the time.]

5.                                  The New Affiliate’s administrative details for the purposes of the Agreement are as follows:

Address:

Fax No.:

6.                                  This Accession Deed and any non-contractual obligations arising out of or in connection with it is governed by English law and the provisions of clause 25 of the Agreement shall apply as you sat at hearing mutatis mutandis.

THIS ACCESSION DEED has been signed on behalf of the Company and executed as a deed by [New Affiliate] and each Obligor and Guarantor and is delivered on the date stated above.

[Affiliate]

{EXECUTED as a DEED )
by [New Affiliate] )

Director

Director/Secretary

The Company

[Company]

By:

[signatures of each Affiliate and each Guarantor]

[signature of the Bank]

SCHcDULc11

THE ACCOUNTS

Part 1

The Company  Accounts

Deutsche Bank AG, London Branch	LUXOFT INTERNATIONAL COMPANY LIMITED	02741570000 USD 000 LDN	GB49DEUT40508127415700

Deutsche Bank AG, London Branch	LUXOFT INTERNATIONAL COMPANY LIMITED	02741570000 GBP 000 LDN	GB92DEUT40508127415702

Duetshe Bank AG, London Branch	LUXOFT INTERNATIONAL COMPANY LIMITED	02741570000 EUR 000 LDN	GB22DEUT40508127415701

Part 2

The Obligor Accounts

Deutsche Bank AG,London Branch	LUXOFT EASTERN EUROPE	02547190000EUR 000LDN	GB23DEUT40508125471900

Deutsche Bank AG,London Branch	LIMITED LUXOFT EASTERN EUROPE LIMITED	02547190000USD000LDN	GB93DEUT40508125471901

Deutsche Bank AG, London Branch	LUXOFT UK LIMITED	D142569DODD EUR 000LDN	GB26DEUT40508114256900

Deutsche Bank AG, London Branch	LUXOFT UK LIMITED	D1425690000GBP000LDN	GB96DEUT40508114256901

Deutsche Bank AG, London Branch	LUXOFT UK LIMITED	01425690000USD000LDN	GB69DEUT40508114256902

Deutsche Bank AG, London Branch	LUXOFT POLAND SP ZOO	0217470 0000 EUR 000 LDN	GB07DEUT40508121747000

Deutsche Bank AG, London Branch	LUXOFT POLAND SP ZOO	0217470 0000 USD 000 LDN	G877DEUT40508121747001

Deutsche BankAG, London Branch	LUXOFT USA,INC	0204975 0000 GBP 000 LON	GB04DEUT40508120497500

Deutsche Bank AG,London Branch	LUXOFT USA,INC	01.04975 0000 EUR 000 LDN	GB74DEUT40508120497501

Deutsche Bank Polska S.A.	Luxoft Poland Sp. z o.o.	8741102276 0000 PLN 000 WAR	PL11188000090000001102276000

Deutsche Bank Polska S.A.	Luxoft Poland Sp. z o.o.	8741102276 0000 EUR 000 WAR	PL54188000090000001102276002

Deutsche Bank Polska S.A.	Luxoft Poland Sp. z o.o.	8741102276 0000 USD 000 WAR	PL81188000090000001102276001

Deutsche Bank AG Frankfurt	Luxoft GmbH	095321600 EUR	DE32500700100095321600

Deutsche Bank AG Frankfurt	Luxoft GmbH	095321600 USD	DE32500700100095321600

SCHEDULE12

Form of Additional Debtor Approval

To:                             Deutsche Bank AG, London Branch

Attn. Trade Services

Winchester House

1 Great Winchester Street

London, EC2N 2DB
United Kingdom

From:               Company (on its own behalf and on behalf of each Affiliate) and each Guarantor

Dated:

Dear Sirs

Full Recourse Receivables Purchase Agreement dated [  ] 2012 between, Inter alla, Luxoft International Company Limited and Deutsche Bank AG, London Branch (the “ Agreement”)

1.                                  We refer to the Agreement.  Terms defined in the Agreement have the same meaning In this Approval unless given a different meaning in this Approval.

2.                                  We each hereby request that [the/each] Debtor listed in the table below is accepted by you as a11 additional Debtor to the Agreement with effect from [           ].

Legal Entity Name of Debtor	Registered Address of Debtor	Contracted Luxoft Affiliate IEntity	Contract law

[Other provisions as required by the Bank at the time.]

3.                                  This Deed and any non-contractual obligations arising out of or in connection with it is governed by English law and the provisions of clause 25 of the Agreement shall apply as you set at hearing mutatis mutandis.

THIS DEED has been executed as a deed by each Obligor and each Guarantor and has been signed by the Bank and is delivered on the date this deed is signed by the Bank.

THE OBLIGORS AND GUARANTORS

[Signatures of Company on its own behalf and on behalf of each Affiliate and signature of each Guarantor]

THE BANK

[Signature of the Bank]

Date of signature by the Bank

SIGNATURE PAGES

SIGNED by person(s))
duly authorised for and on behalf of		)
DEUTSCHE BANK AG,		)
LONDON BRANCH		)

THE COMPANY

Luxoft International Company Limited

By:	Sophia Ioannou, Director
Address:	Themistokli Dervl. 5, Elenion building, 2nd Floor, 1066 Nicosia, Cyprus
Fax:	+35722555803

THE AFFILIATES

LuxoftGmbH

By:	Michael Liatsos, Managing Director
Address:	Mergenthalerallee 79-81, 65760 Eschborn, Germany
Fax:	+49 69 201 191 21

Luxoft UK Limited

By:	Alan James Morton, Director
Address:	64 Southwark Bridge Road, London SE1 OAS
Fax:	+44 1707 242 168

Luxoft USA, Inc

By:	Roman Trachtenberg, Chief Executive Officer
Address:	225 West 34th Street, Ste 1707-06, New York, NY, 10122
Fax:	+ 1 212 964 4377

59

SIGNATURE PAGES

SIGNED by person(s))
duly authorised for and on behalf of		)
DEUTSCHE BANK AG,		)
LONDON BRANCH		)

THE COMPANY

Luxoft International Company Limited

By:	Sophia Ioannou, Director
Address:	ThemistokH Dervi, 5, Elenion building, 2nd Floor, 1066 Nicosia, Cyprus
Fax:	+35722555803

THE AFFILIATES

LuxoftGmbH

By:	Michael Uabios, Managing Director
Address:	Mergenthalerallee 79-81, 65760 Eschborn, Germany
Fax:	+49 69 201 191 21

Luxoft UK Limited

By:	Alan James Morton, Director
Address:	64 Southwark Bridge Road, London SE1 OAS
Fax:	+44 1707 242 168

Luxoft USA, Inc

By:	Roman Trachtenberg, Chief Executive Officer
Address:	225 West 34th Street, Ste 1707-08, New York, NY, 10122
FaK:	+ 1 212 9644377

Luxoft Poland SP. zoo

By:	Dmitry Loschlnln, Director
Address:	Poland, ul. Krakowska 280 32·080 Zabierzow
Fax:	(+48) 12 445 8801

THE GUARANTORS

Luxoft InternationalCompany Limited

By:	Sophia Ioannou, Director
Address:	ThemlstokliDervi.5, Elenion building, 2nd Floor, 1066 Nicosia, Cyprus
Fax:	+35722555803

Luxoft USA Inc

By:	Roman Trachtenberg, Chief Executive Officer
Address:	25West34th Street,Ste 1707·06, New York, NY, 10122
Fax:	+1 (212) 9644377

Luxoft UK Limited

By:	Alan James Morton, Director
Address:	64 Southwark Bridge Road, London SE1 OAS
Fax:	+44 207 956 20 01

LuxoftGmbH

By:	Michael Liatsos, Managing Director
Address:	Mergenthalerallee 79-81, 65760 Eschborn, Germany
Fax:	+49 69 201191 21

Luxoft Poland SP. ZOO

By:	Dmitry Loschlnln, Dlrector
Address:	Poland, ul. Krakowska 28032·080 Zabierzow
Fax:	(+48) 12 445 8801

IBS GROUP HOLDING LIMITED

By:	Glen Granovsky
Address:	Kissack Court, 29 Parliament Street, Ramsey, Isle of Man IM8 1AT
Fax :	+1 201 505 95 26